Exhibit 99.2

HIBERNIA ENERGY III, LLC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Interim Period Ended June 30, 2023 and 2022

HIBERNIA ENERGY III, LLC

CONSOLIDATED FINANCIAL STATEMENTS

Interim Period Ended June 30, 2023 and 2022

HIBERNIA ENERGY III, LLC
UNAUDITED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2023 AND DECEMBER 31, 2022
(In $ thousands)

	June 30,	December 31,
	2023	2022
CURRENT ASSETS:
Cash and cash equivalents	$11,074	$19,229
Accounts receivable	103,082	93,491
Prepaid assets and other	389	1,462
Inventory	778	792
Commodity derivatives, current	-	10,098
Total current assets	115,323	125,072

OIL AND NATURAL GAS PROPERTIES, at cost utilizing the full cost method
Proved properties	1,160,700	923,897
Unproved properties	29,484	29,951
	1,190,184	953,848
Less: Accumulated depletion	(212,306)	(137,046)
	977,878	816,802

OTHER PROPERTY AND EQUIPMENT, at cost	80,961	61,536
Less: Accumulated depreciation	(5,683)	(4,092)
	75,278	57,444

OTHER ASSETS
Commodity derivatives, long-term	-	253
Debt issuance costs, net of accumulated amortization	1,414	2,158
Deposits	20	20
Operating right of use asset, net of amortization	3,561	5,430
	4,995	7,861
TOTAL ASSETS	$1,173,474	$1,007,179

CURRENT LIABILITIES
Accounts payable	$33,643	$113,545
Oil and gas royalties payable	78,941	61,588
Interest payable	1,248	1,043
Obligations from commodity derivatives, current	-	26,558
Accrued liabilities	87,727	22,279
Related party payable	-	1,331
Current portion of lease liability - operating	2,487	3,331
Total current liabilities	204,046	229,675

LONG-TERM LIABILITIES
Long-term debt	310,000	299,000
Deferred income taxes (franchise)	4,601	3,448
Obligations from commodity derivatives, long-term	-	13,292
Asset retirement obligations	9,229	8,888
Non-current portion of lease liability - operating	1,004	2,024
Total long-term liabilities	324,834	326,652
Total liabilities	528,880	556,327

MEMBERS' EQUITY
Members' equity	39,902	100,314
Retained earnings (accumulated deficit)	350,538	(7,575)
Current year net income	254,154	358,113
	644,594	450,852
TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,173,474	$1,007,179

See accompanying notes to consolidated financial statements.

HIBERNIA ENERGY III, LLC
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In $ thousands)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2023	2022
REVENUES:
Oil	$311,896	$211,997
Natural gas	14,651	20,549
Natural gas liquids	46,862	35,723
Realized gain (loss) on commodity derivatives	22,910	(69,552)
	396,319	198,717
OPERATING EXPENSES:
Lease operating	29,417	11,301
Workover	1,796	1,584
Production, ad valorem and severance tax	21,493	13,595
Revenue deductions	18,819	7,673
Depletion, depreciation and accretion	77,046	27,302
General and administrative costs	5,793	3,731
Equity compensation expense	226	-
Total operating expenses	154,590	65,186
INCOME FROM OPERATIONS	241,729	133,531
OTHER INCOME (EXPENSE):
Interest expense, net	(15,427)	(2,709)
Other income, net	72	4
Provision for income taxes	(1,729)	(6)
Unrealized gain (loss) on commodity derivatives	29,500	(80,725)
Gain on sale of assets	9	-
Total other income (expense)	12,425	(83,436)
NET INCOME	$254,154	$50,095

See accompanying notes to consolidated financial statements.

HIBERNIA ENERGY III, LLC
UNAUDITED CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
(In $ thousands)

Balance as of December 31, 2022	$450,852
Contributions	50
Advances on units	(1,166)
Distributions	(59,296)
Net income	254,154
Balance as of June 30, 2023	$644,594

See accompanying notes to consolidated financial statements.

HIBERNIA ENERGY III, LLC
UNAUDITED CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
(In $ thousands)

Balance as of December 31, 2021	$341,137
Net income	50,095
Balance as of June 30, 2022	$391,232

See accompanying notes to consolidated financial statements.

HIBERNIA ENERGY III, LLC

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In $ thousands)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2023	2022
OPERATING ACTIVITIES:
Net income
Adjustments to reconcile net income to net cash provided by operating activities:	$254,154	$50,095
Depletion, depreciation and accretion	77,046	27,302
Amortization of capitalized debt issuance costs	743	597
Deferred tax expense	1,153	-
Non-cash lease expense	1,874	1,033
Gain on sale of assets	(9)	-
Change in commodity derivatives	(29,500)	80,725
Changes in operating assets and liabilities:
Accounts Receivable	(9,124)	(80,672)
Prepaid expenses and other assets	1,088	(5,067)
Accounts payable & accrued liabilities	32,005	67,685
Change in lease liability - operating	(1,869)	(1,109)
Net cash provided by operating activities	327,561	140,589

INVESTING ACTIVITIES:
Capital expenditures on oil and natural gas properties	(257,086)	(152,234)
Acquisitions of oil and natural gas properties from third parties	(7,983)	(15,570)
Proceeds from sale of oil and natural gas properties	199	750
Purchases of other property and equipment	(21,442)	(13,017)
Proceeds from sales of other property and equipment	8	-
Net cash used in investing activities	(286,304)	(180,071)

FINANCING ACTIVITIES:
Borrowings from long-term debt	141,000	102,500
Repayment of borrowings of long-term debt	(130,000)	(45,000)
Advances on units	(1,166)	-
Contributions from members	50	-
Return of capital to members	(59,296)	-
Net cash (used in) provided by financing activities	(49,412)	57,500

(Decrease) increase in current period	(8,155)	18,018
Cash, beginning of period	19,229	9,527
Cash, end of period	$11,074	$27,545

See accompanying notes to consolidated financial statements.

HIBERNIA ENERGY III, LLC

Notes to Consolidated Financial Statements

June 30, 2023

(Unaudited)

(1)	Formation and Operations of the Company

Hibernia Energy III, LLC, a Delaware limited liability company, and its subsidiaries (collectively, the Company or Hibernia) was formed on July 28, 2017 for the purpose of engaging in the acquisition, development, and operation of oil and gas properties in the United States of America.

Effective May 31st, the Members, Hibernia Energy III, LLC (“HE3”) and Hibernia Energy III Holdings (“HE3 Holdings”), LLC entered into a Board-approved Contribution Agreement that stated all Members shall irrevocably contribute all HE3 interests to HE3 Holdings, and cease to own any limited liability company interests in HE3. As a result, HE3 Holdings will be the sole member of HE3.

(2)	Basis of Presentation

(a)	Presentation

In the opinion of management, the unaudited interim consolidated financial statements of the Company as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 include all adjustments and accruals, consisting of normal, recurring adjustments and accruals necessary for a fair presentation of the results of the interim periods in conformity with U.S. GAAP. The operating results for the six months ended June 30, 2023 are not necessarily indicative of results for a full year.

Certain information and footnote disclosures normally included in financial statements in accordance with U.S. GAAP have been condensed or omitted. These unaudited interim consolidated financial statements should be read together with the audited consolidated financial statements and notes for the year ended December 31, 2022.

(b)	Recent accounting pronouncements

In June 2016, the Financial Accounting Standards Board issued ASU 2016-13, "Financial Instruments- Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments," ("ASU 2016-13") which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2022. It requires a cumulative effect adjustment to the balance sheet as of the beginning of the first reporting period in which the guidance is effective. On January 1, 2023, we adopted ASC 326 "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments," ("ASC 326") using the prospective transition approach. The adoption of this standard did not have a material impact on our condensed consolidated financial statements.

(c)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.

HIBERNIA ENERGY III, LLC

Notes to Consolidated Financial Statements

June 30, 2023

(Unaudited)

Estimated quantities of crude oil, natural gas liquid (NGL) and natural gas reserves are the most significant of the Company’s estimates. Reservoir engineering is a subjective process that includes numerous uncertainties inherent in estimating quantities of underground proved crude oil, NGL and natural gas reserves. The accuracy of any reserves estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, reserves estimates may be different from the quantities ultimately recovered.

Other items subject to estimates and assumptions include the carrying amount of oil & gas properties subject to the full cost “ceiling test,” and depreciation, depletion, and amortization, future plugging and abandonment costs, mark-to-market valuation of commodity derivatives, and values of assets acquired and liabilities assumed in acquisitions. While the Company believes current estimates are reasonable and appropriate, actual results could differ from those estimates.

(3)	Fair value of Financial Instruments

In accordance with the reporting requirements of ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments using valuation techniques that maximize the use of observable inputs and minimize the unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 Inputs: Quoted prices in active markets for identical assets or liabilities that the Company can access at the measurement date.

•	Level 2 Inputs: Observable inputs other than Level 1 that are based upon quoted market prices for similar assets or liabilities, based upon quoted prices within inactive markets, or inputs other than quoted market prices that are observable through market data for substantially the full term of the asset or liability.

•	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date. The Company develops unobservable inputs using the best information available in the circumstance, which might include the Company’s own data.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The estimated fair value of cash and cash equivalents, prepaid expenses, accounts receivable, and accounts payable approximate the carrying amounts due to the relatively short maturity of these instruments. The fair value of the Company’s debt obligations is considered to approximate carrying value due to its variable interest rates. None of these instruments are held for trading purposes.

HIBERNIA ENERGY III, LLC

Notes to Consolidated Financial Statements

June 30, 2023

(Unaudited)

As of June 30, 2023, the Company did not hold any assets and liabilities that are measured at fair value on a recurring basis. The following table presents assets and liabilities that are measured at fair value on a recurring basis as December 31, 2022:

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets
Commodity derivatives, current	$-	$10,097,935	$-	$10,097,935
Commodity derivatives, long-term	-	252,758	-	252,758
Total	$-	$10,350,693	$-	$10,350,693

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Liabilities
Obligations from commodity derivatives, current	$-	$26,558,471	$-	$26,558,471
Obligations from commodity derivatives, long-term	-	13,291,951	-	13,291,951
Total	$-	$39,850,422	$-	$39,850,422

Commodity Derivative Instruments

The Company accounts for derivative contracts in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities, which established accounting and reporting standards for derivative instruments. Currently, the Company has elected not to designate any derivative contracts as accounting hedges under the provisions of ASC Topic 815. As such, all derivative contracts are carried at their fair value on the balance sheet and are marked to market at the end of each period with a related adjustment to earnings.

HIBERNIA ENERGY III, LLC

Notes to Consolidated Financial Statements

June 30, 2023

(Unaudited)

The Company’s consolidated statements of cash flows includes the unrealized gain and loss on commodity derivative instruments, which represented the difference between the total gain and loss on commodity derivative instruments and the cash received or paid on settlements of commodity derivative instruments during the reporting period.

Fair values of the Company’s commodity derivative instruments are based on third-party pricing models which utilize inputs that are either readily available in the public market, such as forward curves, or can be corroborated from active markets of broker quotes. Future prices generally have observable inputs and are classified as Level 2 under the fair value hierarchy defined in ASC Topic 820. As of June 30, 2023 and December 31, 2022, the Company believes that substantially all the inputs required to calculate the fair value of oil, natural gas, and natural gas liquids futures prices are observable in the marketplace throughout the term of these derivative instruments or supported by observable levels at which transactions are executed in the marketplace, and are, therefore, classified as Level 2. Significant changes in the quoted forward prices for commodities and changes in market volatility generally lead to corresponding changes in the fair value measurement of the Company’s commodity derivative instruments.

Derivative instruments are recorded on the balance sheet at fair value. If the right of offset exists and certain other criteria are met, derivative assets and liabilities with the same counterparty are netted on the balance sheet against derivative assets and derivative liabilities, respectively. As of June 30, 2023, the Company did not hold any commodity derivative instruments.

HIBERNIA ENERGY III, LLC

Notes to Consolidated Financial Statements

June 30, 2023

(Unaudited)

Results of the counterparty netting as of December 31, 2022 are show in the tables below:

	December 31, 2022
	Gross	Netting	Net
Assets:
Commodity derivatives, current	$28,367,332	$(18,269,396)	$10,097,936
Commodity derivatives, long- term	$837,071	$(584,314)	$252,758

Liabilities:
Obligations from commodity derivatives, current	$44,827,867	$(18,269,396)	$26,558,471
Obligations from commodity derivatives, long-term	$13,876,265	$(584,314)	$13,291,951

(4)	Oil and Gas Properties – Full Cost Method

Oil and gas properties consist of the following, in thousands:

	June 30, 2023	December 31, 2022
Proved properties	$1,160,700	$923,897
Unproved properties	29,484	29,951
	1,190,184	953,848
Less accumulated depletion	(212,306)	(137,046)
	$977,878	$816,802

HIBERNIA ENERGY III, LLC

Notes to Consolidated Financial Statements

June 30, 2023

(Unaudited)

(5)	Acquisitions

The Company regularly seeks to acquire or trade for acreage that complements its operations, provides exploration and development opportunities, increases the lateral length of future horizontal wells and provides superior returns on investments.

During the six months ended June 30, 2023, the Company closed on acquisitions and trades of proved and unproved leasehold located in Reagan County in Texas from various parties in exchange for cash consideration of $7.98 million. The acquisitions were funded through a combination of draws on the Company’s revolving credit facility and cashflow from operations.

During the six months ended June 30, 2022, the Company closed on the acquisition of certain proved leasehold located in Reagan County in Texas from Arroyo Energy Fund, LP and Arroyo Energy Fund II, LP, Fox Management LLC, Charles R Qualia and parties related to the McAlpine/Sharp et al working interests in exchange for cash consideration of $15.57 million. The acquisitions were funded through a combination of draws on the Company’s revolving credit facility and cashflow from operations.

The Company accounted for these transactions as acquisitions of assets, with total aggregate consideration paid plus transaction costs paid being allocated to each of the assets acquired and liabilities assumed on a relative fair value basis.

(6)	Credit Facility

The Company maintains a revolving corporate credit facility (the “Credit Facility”) with a syndicate of financial institutions and has aggregate loan commitments of $600 million. The credit facility has a maturity date of November 24, 2025. As of June 30, 2023, the Company had $310 million of borrowings under the Credit Facility. The weighted average interest rate on borrowings at June 30, 2023 was 8.47%. At June 30, 2023, the Company was in compliance with all loan covenants.

(7)	Commodity Risk Management

The Company’s revenues are derived from the sale of oil and gas production. Accordingly, the Company is exposed to risks associated with the volatility of oil and gas prices. The Company, with the approval of the board of directors, has established a hedging program to hedge its expected oil and gas revenue against price volatility.

HIBERNIA ENERGY III, LLC

Notes to Consolidated Financial Statements

June 30, 2023

(Unaudited)

Hedging transactions may take the form of collars, swaps, options or other derivatives indexed to NYMEX or other commodity price indexes. At June 30, 2023 the Company did not hold any open contracts. At December 31, 2022, the Company had contracts consisting of swaps and options. Such derivative contracts did not exceed anticipated production volumes, and had a reasonable correlation between price movements in the futures market and the spot markets where the Company’s production was marketed. Derivatives are expected to be closed as related production occurs but may be closed earlier if anticipated downward price movement occurs or if the Company believes the potential for such movement has abated.

As of December 31, 2022, the fair value of commodity derivatives on the consolidated balance sheet totaled $29,499 thousand as a net liability, of which $10,098 thousand was classified as current assets, $253 thousand was classified as noncurrent assets, $26,558 thousand was classified as current liabilities and $13,292 thousand was classified as noncurrent liabilities.

The effect of derivatives on the consolidated statement of operations was as follows for the six months ended June 30, 2023 and 2022:

	June 30, 2023	June 30, 2022
	(In thousands)
Cash received (paid) in settlement of commodity derivatives	$22,910	$(69,552)
Unrealized gain (loss) on commodity derivatives	29,500	(80,725)
	$52,410	$(150,277)

(8)	Members’ Equity

The Company’s operations are governed by the provisions of the Amended and Restated Limited Liability Company Agreement (LLC Agreement). Pursuant with the terms of the LLC Agreement there are two classes of membership interests, Class A Units and Class B Units. Distributions are first made to the holders of Class A Units pro rata in accordance with their membership interests. Once the holders of Class A Units receive a specified level of cumulative cash distributions, the holders of Class B Units receive a percentage of distributions allocable to the vested amount of Class B Units held. For the six months ended June 30, 2023 and 2022, total cash distributions were paid in the amount of $59,296 thousand and $0 thousand, respectively.

HIBERNIA ENERGY III, LLC

Notes to Consolidated Financial Statements

June 30, 2023

(Unaudited)

Class A Units – Contributed Capital

Class A units represent interests held by investors who have contributed cash to the Company. Pursuant with the terms of the LLC Agreement, the Company is authorized to issue as many Class A Units as needed up to the committed amounts, subject to the approval of the Board of Directors.

The holders of Class A Units will (i) share in each item of Company income, gain, loss, deduction and credit, (ii) are entitled to participate in distributions, and (iii) are entitled to other voting and participating rights. For the six months ended June 30, 2023 and 2022, holders of Class A Units had reached the full commitment amount.

Class B Units – Incentive Units

Cash B Units represent incentive units issued to certain employees. Forty percent of Class B Units vest ratably over five years or earlier upon a monetization event (change in ownership, liquidation or dissolution). The remaining sixty percent of Class B Units vest upon specified levels of cumulative cash distributions to the holders of Class A Units and vested holders of Class B Units being met. All vested and unvested Class B Units will be forfeited if a unit holder’s employment is terminated for cause or the unit holder resigns prior to completion of their service arrangement. If the unit holder’s employment is terminated by the Company without cause or the unit holder resigns upon completion of the service requirement, the Company has the right, but not the obligation, to repurchase all of the vested Class B Units.

The Class B Units award the member a right to receive profits interest while employed and the right to receive residual equity interest upon a monetization event. The right to receive profits interests while employed is accounted for under ASC Topic 710, Compensation – general, whereas the right to receive residual equity upon a monetization event is accounted for as a liability award under ASC Topic 718, Compensation – stock compensation. During the six months ended June 30, 2023 and 2022, no payments were made in respect of the Class B Units and no incentive compensation was recognized because the payment conditions leading to expected future benefits, which relate to a monetization event, as well as distributions, are not probable of occurring. As of June 30, 2023 and 2022, there were 940 Class B Units granted and outstanding.

Advances on Units

As of June 30, 2023 and 2022, the Company issued an additional $1,166 thousand and $0 thousand, respectively in promissory notes to members of the organization through distributions. The value related to these notes are recorded to equity.

(9)	Commitments and Contingencies

(a)	Litigation

The Company is subject to certain claims and litigation arising in the normal course of business. In the opinion of management, the outcome of such matters will not have a materially adverse effect on the results of operations or financial position of the Company.

HIBERNIA ENERGY III, LLC

Notes to Consolidated Financial Statements

June 30, 2023

(Unaudited)

(b)	Environmental

There were no known environmental or other regulatory matters related to the Company’s operations that were reasonably expected to result in a material liability to the Company. Compliance with environmental laws and regulations has not had, and is not expected to have, a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

(10)	Subsequent Events

On June 19, 2023, Hibernia Energy III Holdings, LLC, a Delaware limited liability company and Hibernia Energy III-B Holdings, LLC, a Delaware limited liability company entered into a membership interest purchase agreement with Civitas Resources, Inc., pursuant to which Civitas agreed to purchase all of the issued and outstanding equity ownership interests of Hibernia Energy III, LLC and Hibernia Energy III-B, LLC for an aggregate consideration of $2.25 billion in cash. The transaction was subject to certain customary purchase price adjustments and closing conditions. The transaction closed on August 2, 2023. At time of closing, the Company paid $13.66 million in incentive compensation.

The Company has evaluated subsequent events through August 17, 2023 which is the date the financial statements were available for issuance.